Exhibit 25.4

FORM T-2

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF AN INDIVIDUAL DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

Reginald Brewer

(Name of trustee)

N/A (I.R.S. Employer Identification Number)	311 S. Wacker Drive Suite 6200B Mailbox #44 Chicago, IL 60606 (Business address: street, city state and zip code)

Southern California Edison Company

(Exact name of obligor as specified in its charter)

California	95-1240335
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

2244 Walnut Grove Avenue Rosemead, California	91770
(Address of principal executive offices)	(Zip code)

First and Refunding Mortgage Bonds

(Title of the indenture securities)

1.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None. (see Note below.)

2.	Trusteeships under other indentures.

If the trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, file a copy of each such indenture as an exhibit and furnish the following information:

(a)	Title of the securities outstanding under each such other indenture.

Not applicable.

(b)

A brief statement of the facts relied upon by the trustee as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Trust Indenture Act of 1939 (the “Act”) arises as a result of the trusteeship under such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

Not applicable.

11.	List of Exhibits.

None.

NOTE

Inasmuch as this Form T-2 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 1, the answer to said Item is based on incomplete information.

Item 1 may, however, be considered as correct unless amended by an amendment to this Form T-2.

SIGNATURE

Pursuant to the requirements of the Act, I, Reginald Brewer have signed this statement of eligibility in the City of Chicago and State of Illinois, on the 19th day of July, 2024.

/s/ Reginald Brewer
Name: Reginald Brewer